                                                                    EXHIBIT 10.3


                CONVERTIBLE LOAN, WARRANT AND SECURITY AGREEMENT


         This Convertible Loan, Warrant and Security Agreement (the "LOAN AGREEMENT") is entered into as of June 30, 1998 (the "EFFECTIVE DATE") by and between Probex Corporation, a Colorado corporation (the "COMPANY"), and HSB Engineering Finance Corporation, Inc., a Delaware corporation ("EFC").

         WHEREAS, EFC is willing, pursuant to the terms and conditions of this Loan Agreement, to loan the Company up to an aggregate amount of one million five hundred thousand and no/100 dollars ($1,500,000.00) (the "LOAN AMOUNT") which loan (the "LOAN") shall be made simultaneously with the grant of a warrant to purchase shares of Common Stock of the Company equal to ten percent (10%) of the number of shares of Common Stock outstanding, Fully-Diluted (except for Conversion Shares as defined herein), at the time of issuance of such warrant and shall be made on the terms and subject to the conditions set forth herein; and

         WHEREAS, the Company wishes to obtain such Loan, to issue EFC a warrant to purchase capital stock of the Company on the terms and conditions of the warrant in the form referenced herein (the "WARRANT") and to enter into certain other agreements with EFC;

         NOW, THEREFORE, the parties hereby agree as follows:

         1.       DEFINITIONS.

                  1.1 Certain Defined Terms. As used in this Loan Agreement, the following terms shall have the following respective meanings:

                  "Acceptance Test" shall mean a test of the Company's continuous run process on used oil at the Company's facility in Carrollton, Texas, in which EFC shall have reasonably accepted samples of the resulting product and the results of such test in writing within thirty (30) days of the date of receipt by EFC of a notice by the Company submitting such product samples and such results that the Company reasonably deems to be necessary for acceptance.

                  "Accounts" shall mean all bona fide rights of the Company, now existing or hereafter acquired, to payment for goods sold or leased or for services rendered or for royalty payments or payments under any license, which are not evidenced by an instrument or Chattel Paper, whether or not earned by performance.

                  "Actively Traded" shall mean attainment of an average of 37,500 or more shares per business day arm's length trading volume of Common Stock over a period of twenty (20) trading days as reported by the over-the-counter or other established quotation agencies.



CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 1

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                  "Affiliate" shall mean, for each party, any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such party.

                  "Chattel Paper" shall mean a writing or writings which evidence both a monetary obligation and a security interest in, or a lease of, specific goods. When a transaction is evidenced both by such a security agreement or a lease and by an instrument or a series of instruments, the group of writings taken together constitutes Chattel Paper.

                  "Common Stock" shall mean the Company's common stock, no par value.

                  "Contracts" shall mean all agreements, contracts, leases, licenses, instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which the Company is a party or has a right to enforce.

                  "Conversion Shares" shall mean the number of shares of Common Stock (or other voting security with the same rights and privileges of Common Stock as of the date hereof) that shall be issued to EFC upon cancellation of the unpaid principal balance of the Loan and surrender and cancellation of the Warrant; which number shall be determined as follows: as adjusted pursuant to
Section 5.7, (a) upon execution of this Loan Agreement, the number of Conversion Shares shall be equal to ten percent (10%) of the number of shares of Common Stock outstanding, Fully-Diluted (except for shares issuable upon exercise of the Warrant), (as adjusted pursuant to Section 5.7, the "INITIAL CONVERSION SHARES") and (b) upon each Drawdown that causes the unpaid principal balance (such unpaid principal balance is referred to as the "OUTSTANDING BALANCE") to exceed $750,000, for each $150,000 or part thereof added to the Outstanding Balance, the number of Conversion Shares shall be increased by a number of shares of Common Stock equal to two percent (2%) of the number of shares of Common Stock outstanding, Fully-Diluted, at the time of the Drawdown (as adjusted pursuant to Section 5.7, the "ADDITIONAL CONVERSION SHARES"); provided, however, that the number of Additional Conversion Shares shall not be increased by such amount until the Outstanding Balance exceeds the highest Outstanding Balance at any time during the term of the Loan.

         "Fair Market Value" of a share of Common Stock as of a particular date shall mean:

                  (a) If traded on a securities exchange or the Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the five (5) trading days ending immediately prior to the applicable date of valuation;

                  (b) If Actively Traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the thirty (30) calendar day period ending immediately prior to the applicable date of valuation; and

                  (c) If not Actively Traded over-the-counter or traded on a securities exchange or the Nasdaq National Market , the Fair Market Value shall be the value thereof, as agreed upon by the Company and EFC; provided, however, that if the Company and EFC cannot agree on


CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 2
such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and EFC. Fees and expenses of the valuation firm shall be paid for by the Company.

                  "Fully-Diluted" shall mean after giving effect to the exercise or conversion, as applicable, of all outstanding options, warrants, and other securities convertible or exchangeable for Common Stock.

                  "Lien" means any mortgage, deed of trust, or pledge, security interest, hypothecation, assignment, assigned deposit, arrangement, encumbrance, encroachment, lien (statutory or otherwise), claim, option, reservation, right off way, easement, or defect of any kind, or preference, or priority, or other security agreement or preferential arrangement of any kind of or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing statement under the UCC, or under the comparable law of any other jurisdiction).

                  "Mandatory Conversion Criteria" shall mean the aggregate Fair Market Value of the Conversion Shares exceeds three times the sum of (x) the greater of $750,000 or the highest Outstanding Balance at any time during the term of the Loan plus (y) the unpaid accrued interest.

                  "Other Transaction Documents" shall mean the Note, the Warrant, the Investor Rights Agreement, the Employment Agreements, and the Invention Assignment and Confidentiality Agreements.

                  "Proceeds" shall mean whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, both cash and non-cash, including the proceeds of insurance payable by reason of loss of or damage to Collateral or Proceeds.

                  "Proprietary Assets" shall mean all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, maskworks, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes of the Company including without limitation, the items listed on Section 7.8 to the Disclosure Schedule to this Loan Agreement.

                  "Public Offering" shall mean any firm commitment underwritten public offering of the Company's Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission after the date hereof.

                  "Secured Obligations" shall mean all money, debts, obligations and liabilities which now are or have been or at any time hereafter may be or become due, owing or incurred by the Company to EFC, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Loan Agreement and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, royalties, reimbursement obligations, fees, indemnities, costs, expenses, or otherwise.



CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 3

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                  "UCC" shall mean the Uniform Commercial Code of the State of
Texas as in effect on the date hereof and as amended from time to time hereafter.

         1.2 Index of Other Defined Terms. In addition to the terms defined above, the following terms shall have the respective meanings given thereto on the pages indicated below:



A

ACT..............................................................................................................14
ACTION...........................................................................................................16
ARTICLES.........................................................................................................16

B

BALANCE SHEET DATE...............................................................................................17
BUSINESS PLAN....................................................................................................20
BYLAWS...........................................................................................................16

C

CERCLA...........................................................................................................19
CODE.............................................................................................................18
COLLATERAL........................................................................................................7
COMPANY...........................................................................................................1
COMPANY SALE......................................................................................................9
CONFIDENTIAL INFORMATION.........................................................................................26

D

DEFAULT..........................................................................................................22
DISCLOSING PARTY.................................................................................................26
DISCLOSURE SCHEDULE..............................................................................................13
DRAWDOWN..........................................................................................................5
DRAWDOWN NOTICE...................................................................................................5

E

EFC...............................................................................................................1
EFFECTIVE DATE....................................................................................................1

F

FINANCIAL STATEMENTS.............................................................................................17

I

INITIAL CONVERSION SHARES.........................................................................................2
INVESTORS RIGHTS AGREEMENT.......................................................................................12

L

LOAN..............................................................................................................1
LOAN AGREEMENT....................................................................................................1
LOAN AMOUNT.......................................................................................................1

M

MATURITY..........................................................................................................7

N

NON-DISCLOSING PARTY.............................................................................................26
NOTE..............................................................................................................5



CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 4

O

OUTSTANDING BALANCE...............................................................................................2

P

PLANT FINANCING..................................................................................................22

R

REGISTRABLE SECURITIES............................................................................................9

S

SEC..............................................................................................................22

T

TERMINATION......................................................................................................27
TERMINATION DATE.................................................................................................11

W

WARRANT...........................................................................................................1



         2. LOAN. EFC will loan the Company the Loan Amount subject to the terms and conditions set forth in this Loan Agreement. The Loan will be evidenced by a Convertible Secured Promissory Note in substantially the form attached hereto as Exhibit A (the "NOTE").

                  2.1. Structure of Loan. EFC will loan the Company the Loan Amount in several drawdowns (each, a "DRAWDOWN") as described in and subject to the terms and conditions set forth in this Loan Agreement. The Company may, but is not obligated to, request and EFC shall fund Drawdowns in amounts equal to $150,000, subject to satisfaction or waiver of the conditions described in
Section 2.4, provided that the Company may not request a Drawdown more often than every thirty (30) days. Notwithstanding the foregoing sentence, if the Company has prepaid any portion of the Outstanding Balance along with accrued interest pursuant to Section 3, the Company may, but is not obligated to, request and EFC shall fund a Drawdown in an amount equal to an integer multiple of $150,000 up to and including an amount equal to the highest Outstanding Balance at any time prior to such Drawdown, subject to satisfaction or waiver of the conditions described in Section 2.4, provided that the Company may not request such a Drawdown in excess of $150,000 more than once during the term of this Loan Agreement.

                  2.2. Restrictive Covenant. The Company will not, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for any other secured indebtedness unless such secured indebtedness is made by its terms (or by the terms of any agreement governing such indebtedness) expressly subordinated to this Loan and the Note. Section 7.6 of the Disclosure Schedule (as defined below) lists all secured indebtedness of the Company as of the date hereof and the lender or holder of each such secured indebtedness. Prior to requesting any Drawdown, the Company shall enter into agreements with each such lender or holder expressly subordinating such existing secured indebtedness to this Loan and the Note.

                  2.3 Drawdown Procedure. The Company may request a Drawdown by delivering a notice to EFC (a "DRAWDOWN NOTICE") and an Officers' Certificate as described in



CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 5

Section 2.4(c). Within five (5) business days after receipt of the Drawdown Notice and the Officers' Certificate, EFC shall deliver the funds by wire transfer to an account designated in the Drawdown Notice.

                  2.4. Conditions to Drawdowns. The obligation of EFC to fund each Drawdown is subject to the satisfaction or waiver of the following conditions, at the time of each such Drawdown:

                           (a) No Default. The Company shall not be in default
under this Loan Agreement and the Other Transaction Documents, and there shall not exist any event or circumstance which, with notice or lapse of time or both, would constitute a default.

                           (b) Representations and Warranties. The
representations and warranties of the Company contained in this Loan Agreement and the Other Transaction Documents shall have been true and correct in all material respects on the date such representations and warranties were made, and shall continue to be true and correct in all material respect at the time of the Drawdown.

                           (c) Officers' Certificate. EFC shall have received
from the Company a certificate signed by two authorized officers of the Company and any written delegations of authority, if applicable, and dated as of the date of the Drawdown, certifying that the conditions to the Drawdown set forth in Sections 2.1, 2.2 and 2.4 have been satisfied in full. Such authorized officers are the Chief Executive Officer, the President and the Chief Financial Officer who may each delegate such authority in writing to a Vice-President of the Company.

                           (d) Subordination Agreements. The Company shall have
executed agreements with all other lenders or holders of secured indebtedness of the Company expressly subordinating such secured indebtedness to this Loan and the Note.

                           (e) Acceptance Tests. The Company shall have
successfully conducted an Acceptance Test on crankcase used oil. Prior to the funding of any Drawdown in which the Outstanding Balance will exceed $750,000 after giving effect to such Drawdown, the Company shall have successfully conducted an Acceptance Test on industrial used oil.

                           (f) Employment Agreements. The employees listed on
Schedule 2.4(f) shall have executed employment agreements substantially in the form attached hereto as Exhibit D and such agreements shall be in full force and effect.

                           (g) Invention Assignment and Confidentiality
Agreements. Each employee and officer of the Company shall have executed an Invention Assignment and Confidentiality Agreement substantially in the form attached hereto as Exhibit E or an employment or consulting agreement containing substantially similar terms and such agreements shall be in full force and effect. Each consultant and contractor with access to the Proprietary Assets shall have executed an agreement mutually acceptable to EFC and the Company and such agreements shall be in full force and effect.


CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 6

                           (h) Loan Amount. The Outstanding Balance shall be
less than the Loan Amount and after giving effect to such Drawdown the Outstanding Balance will not exceed the Loan Amount.

         3. LOAN TERM; INTEREST; REPAYMENT; PREPAYMENT. The term of the Loan will begin on the Effective Date and end on June 30, 2000 (the "MATURITY"); subject to earlier maturity or termination at election of EFC or the Company, respectively, pursuant to Section 5.2 or Section 14.16. Interest on the Outstanding Balance will accrue at the rate of fifteen percent (15%) per annum, calculated on the basis of a 360 day year and actual days elapsed, which interest will accrue from the time of Drawdown to the day prior to repayment. To the extent not previously converted pursuant to Section 5, the Company shall repay the Outstanding Balance plus all interest accrued thereon at Maturity. The Company may elect to prepay any portion of the Outstanding Balance along with accrued interest without penalty; provided that no prepayment shall be for less than $150,000 of the Outstanding Balance, unless the Outstanding Balance is less than $150,000 in which case the prepayment shall not be less than the Outstanding Balance plus accrued interest. Prepayments shall be applied first to accrued interest and then to the Outstanding Balance.

         4.       COLLATERAL.

                  4.1. Security Interest. This Loan Agreement constitutes a "security agreement" within the meaning of the UCC. In order to secure payment and performance of the Secured Obligations, the Company hereby grants, assigns, transfers, pledges, and sets over to EFC a first-priority security interest in and Lien on all of the Company's Proprietary Assets, Contracts, Accounts, Chattel Paper, and investment properties, now owned or hereafter acquired, wherever located, with all increases to and replacements thereof, and all Proceeds therefrom (collectively, the "COLLATERAL").

                  4.2. Care of Collateral. EFC shall have the right, but not the obligation, to pay any taxes or levies on or with respect to the Collateral, which payment shall be made for the account of Company and shall constitute part of the Secured Obligations.

                  4.3. Financing Statements. At the request of EFC, the Company will promptly join with EFC in executing such financing statements, continuation statements, assignments, certificates and other documents with respect to the Collateral, pursuant to the applicable Uniform Commercial Code and otherwise, as EFC may request in order to enable EFC to perfect and from time to time to renew the security interest granted, all in form satisfactory to EFC, and the Company will pay the costs of filing the same in all public offices where EFC deems such financing be necessary or desirable.

                  4.4. Impairment of Collateral. No impairment of, injury to, or loss or destruction of any of the Collateral shall relieve the Company of any of the Secured Obligations, except as may be specifically provided otherwise herein.

                  4.5. Return of Collateral. Upon Termination and payment in full of the Outstanding Balance (if not previously converted pursuant to Section
5) and all interest accrued

CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 7
thereon and any other amounts due hereunder, EFC shall release its security interest in, and return to the Company all Collateral hereunder within thirty
(30) calendar days of such occurrence and promptly join with the Company in executing such releases and termination statements with respect to the Collateral, pursuant to the applicable Uniform Commercial Code and otherwise, as the Company may request in order to release the security interest granted, all in form satisfactory to the Company, and the Company will pay the costs of filing the same.

                  4.6. Further Assurances. The Company agrees that at any time and from time to time, at its expense, the Company will promptly execute and deliver all further instruments and documents, and take all further action that EFC may request, in order to perfect and protect the security interests granted or purported to be granted hereby and to enable EFC to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

                  4.7. EFC Appointed Attorney-in-Fact. The Company hereby irrevocably appoints EFC as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in its name or otherwise, from time to time in EFC's discretion and without notice to the Company, to take any action and to execute any instrument which EFC may deem reasonably necessary or advisable to accomplish the purposes of this Loan Agreement, after failure of the Company to do so upon reasonable request of EFC, including without limitation, to receive, endorse and collect all instruments made payable to the Company representing any interest payment, principal payment or other payment in respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Loan Agreement.

                  4.8. EFC May Perform. Upon the occurrence and during the continuance of an Event of Default, EFC may exercise the power of attorney granted to it in Section 4.7 to (but shall not be obligated and shall have no liability to any person for failure to) itself perform, or cause performance of, this Loan Agreement, and the reasonable expenses of EFC incurred in connection therewith shall be payable by the Company.

                  4.9. Company's Continuing Rights. Notwithstanding the security interest in the Collateral granted to and created in favor of EFC under this Loan Agreement, the Company shall have the right until one or more defaults shall have occurred, to sell, lease or otherwise dispose of the Collateral and to collect the Accounts in the ordinary course of the Company's business.

         5.       CONVERSION SHARES.

                  5.1. Optional Conversion Upon Maturity or Other Events. Upon Maturity or Termination (as defined in Section 14.16), if the Mandatory Conversion Criteria is not satisfied, EFC shall have the option to either (a) waive repayment of the Outstanding Balance and acquire the Conversion Shares in exchange for cancellation of the Outstanding Balance and surrender and cancellation of the Warrant, provided, however, that the Company shall remain obligated to pay the unpaid accrued interest promptly thereafter, or (b) retain its right to repayment of the Outstanding Balance and unpaid interest accrued thereon, retain the Warrant, and waive its right to acquire the Conversion Shares. In the event of consummation of a Public Offering, EFC may


CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 8
at any time within thirty (30) days prior to such Public Offering, acquire the Conversion Shares in exchange for cancellation of the Outstanding Balance and surrender and cancellation of the Warrant; provided, however, that the Company shall remain obligated to pay the unpaid accrued interest promptly thereafter. In the event of the acquisition (by merger, share purchase in one or more transactions, by sale of all or substantially all the assets of the Company or otherwise) by any person of more than 49% of the outstanding Common Stock (excluding outstanding options, warrants and other securities convertible into or exchangeable for Common Stock) of the Company (a "COMPANY SALE"), EFC may, prior to such Company Sale, acquire the Conversion Shares in exchange for cancellation of the Outstanding Balance and surrender and cancellation of the Warrant; provided, however, that the Company shall remain obligated to pay the unpaid accrued interest promptly thereafter.

                  5.2. Optional Acceleration Upon Company Sale. In the event of consummation of a Company Sale or a Public Offering, in lieu of acquiring the Conversion Shares, EFC may at any time thereafter, at its option and in its sole discretion, by written notice to the Company, accelerate repayment of the Note, in which case the Outstanding Balance and all interest accrued thereon shall be due and payable immediately. In the event EFC elects such acceleration, if the proceeds resulting from such Company Sale or Public Offering reflect the satisfaction of the Mandatory Conversion Criteria, EFC shall be required, in lieu of receiving payment of the Outstanding Balance, to acquire the Conversion Shares in exchange for cancellation of the Outstanding Balance and surrender and cancellation of the Warrant; provided, however, that the Company shall remain obligated to pay the unpaid accrued interest promptly thereafter.

                  5.3. Mandatory Conversion. If at Maturity or Termination (as defined in Section 14.16) the Mandatory Conversion Criteria is satisfied, EFC shall be required, in lieu of receiving payment of the Outstanding Balance, to acquire the Conversion Shares in exchange for cancellation of the Outstanding Balance and surrender and cancellation of the Warrant; provided, however, that the Company shall remain obligated to pay the unpaid accrued interest promptly thereafter.

                  5.4. Exercise of Warrant. In the event, EFC elects to exercise the Warrant prior to acquisition of any Conversion Shares, upon exercise of the Warrant, the Company shall reduce the number of Conversion Shares by the number of shares of Common Stock acquired pursuant to exercise of the Warrant.

                  5.5. Registration Rights. All of the acquired Conversion Shares shall be "REGISTRABLE SECURITIES" or such other definition of securities entitled to registration rights pursuant to the Investor Rights Agreement (as defined in Section 6.2) and are entitled, subject to the terms and conditions of that agreement, to all registration rights granted to holders of Registrable Securities thereunder.

                  5.6. Reservation of Securities. The Company shall reserve, for the life of the Loan, such securities as EFC is entitled to receive pursuant to the acquisition of the Conversion Shares. Prior to the issuance of any equity securities (or any instrument exercisable for or converted into equity securities) and whenever otherwise required, the Company will amend its


CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 9

Articles of Incorporation to ensure that there is a sufficient quantity of such equity securities (and Common Stock into which such equity securities may be convertible) that may be acquired as Conversion Shares.

                  5.7 Adjustment of Conversion Shares. The number of Conversion Shares is subject to adjustment upon occurrence of the following events:

                      5.7.1. Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The number of Conversion Shares shall be proportionally increased to reflect any stock split or subdivision of the Company's Common Stock. The number of Conversion Shares shall be proportionally decreased to reflect any combination or reverse stock split of the Company's Common Stock.

                      5.7.2. Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities represented by the Conversion Shares) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of funds legally available therefor), then, in each such case, without the payment of additional consideration therefor, the number of Conversion Shares shall be adjusted as if EFC had acquired the Conversion Shares on the date hereof and had thereafter, during the period from the date hereof to and including the date of such acquisition, retained such Conversion Shares giving effect to all adjustments called for by this Section 5.7.

                      5.7.3. Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which the Conversion Shares exist into the same or a different number of securities of any other class or classes, the Conversion Shares shall thereafter consist of such number and kind of securities as would have been issuable as the result of such change with respect to the securities that represented the Conversion Shares immediately prior to such reclassification or other change, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 5.7 upon any conversion or redemption of the Common Stock which is the subject of Section 5.7.5.

                      5.7.4. Adjustment for Capital Reorganization or Company Sale. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a Company Sale, and in each such case, as a part of such reorganization or Company Sale, lawful provision shall be made so that EFC shall thereafter be entitled to acquire the Conversion Shares, during the period specified herein, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares constituting the Conversion Shares would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if the Conversion Shares had been acquired immediately before such reorganization or Company Sale, all subject to further adjustment as provided in this Section 5.7. The foregoing provisions of this Section 5.7.4 shall similarly apply to successive reorganizations or Company Sales and to the stock or securities of



CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 10
any other corporation that are at the time receivable upon the acquisition of the Conversion Shares.

                      5.7.5 Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Articles of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the EFC , upon the acquisition of the Conversion Shares at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the "TERMINATION DATE"), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such acquisition immediately prior to the Termination Date, the securities or property that would have been received if the Conversion Shares had been acquired in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Section 5.7.

                      5.7.6. Adjustment for Issuance of Additional Shares of Common Stock. Upon issuance by the Company of (1) Common Stock, (2) any right, option or warrant to acquire Common Stock, (3) any other stock convertible into Common Stock, or (4) any obligation or any share of stock convertible into or exchangeable for Common Stock (including the Additional Conversion Shares but excluding any Conversion Shares issued pursuant to this Section and any Warrant Shares issued pursuant to Section 4.6 of the Warrant) (in the case of (2), (3) and (4), collectively, "Common Stock Equivalents"), the number of Conversion Shares shall be adjusted as follows:

                      (a) if (i) Common Stock is issued and the consideration received is (x) other than cash (including personal checks) or other immediately available funds, or (y) cash (including personal checks) or other immediately available funds in an amount less than $1.00 per share, or (ii) Common Stock Equivalents are issued and the exercise, conversion or exchange price per share of Common Stock is less than $1.00 per share of Common Stock, then the number of Conversion Shares shall be increased by the following amount:


         Number of Shares of                       Number of Conversion Shares Outstanding Prior to Issuance
        Common Stock Issued or          x               ________________________________________________
   Issuable Upon Exercise of Common                       Number of Shares of Common Stock Outstanding
          Stock Equivalents                                    (Fully-Diluted) Prior to Issuance


                      (b) if (i) Common Stock is issued and the consideration received is (x) cash (including personal checks) or other immediately available funds in an amount equal to or greater than $1.00 per share but less than $1.50 per share, or (ii) Common Stock Equivalents are issued and the exercise, conversion or exchange price per share of Common Stock is equal to or greater than $1.00 per share but less than $1.50 per share of Common Stock, then the number of Conversion Shares shall be increased by the following amount:



CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 11


        Number of Shares of                 Number of Conversion Shares Outstanding Prior to Issuance
      Common Stock Issued or         x              __________________________________________             x   0.50
  Issuable Upon Exercise of Common                 Number of Shares of Common Stock Outstanding
         Stock Equivalents                              (Fully-Diluted) Prior to Issuance




                  5.8. Certificate as to Adjustments. In each case of any adjustment in the number or type of Conversion Shares, the Chief Executive Officer, President, Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms hereof and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate EFC.

         6.       OTHER TRANSACTION DOCUMENTS.

                  6.1. Warrant. On the date hereof, the Company shall issue to EFC the Warrant in the form attached hereto as Exhibit B along with a certificate signed by two authorized officers of the Company, and dated as of the date of the Warrant, certifying that the number of shares of Common Stock EFC is entitled to purchase pursuant to the Warrant is equal to ten percent (10%) of the number of shares of Common Stock outstanding, Fully-Diluted (except for Conversion Shares), at the time of issuance of such Warrant. Such authorized officers are the Chief Executive Officer, the President and the Chief Financial Officer.

                  6.2. Investor Rights Agreement. On the date hereof, the Company shall execute the Investor Rights Agreement in the form attached hereto as Exhibit C (the "INVESTOR RIGHTS AGREEMENT").

                  6.3. Note. On the date hereof, the Company shall execute the Note attached hereto as Exhibit A.

                  6.4. Employment Agreements. On the date hereof, the Company shall cause the employees listed on Schedule 2.4(f) to execute employment agreements substantially in the form attached hereto as Exhibit D.

                  6.5. Invention Assignment and Confidentiality Agreements. On the date hereof, the Company shall cause Thomas Murray, Alexander Daspit, and Martin MacDonald to execute an Invention Assignment and Confidentiality Agreement substantially in the form attached hereto as Exhibit E. Prior to the date the Company shall have successfully conducted an Acceptance Test on crankcase used oil, the Company shall cause each employee and officer of the Company to execute an Invention Assignment and Confidentiality Agreement substantially in the form attached hereto as Exhibit E and the Company shall cause each consultant and contractor with access to the Proprietary Assets to execute an agreement mutually acceptable to EFC and the Company.

         7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to EFC that, except as set forth in the schedule

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AND SECURITY AGREEMENT - Page 12

("DISCLOSURE SCHEDULE") attached to this Loan Agreement as Schedule 7 (which Disclosure Schedule shall be deemed to constitute part of these representations and warranties), the statements in the following paragraphs of this Section 7 are all true and correct:

                  7.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Colorado and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

                  7.2. Capitalization. The authorized capital stock of the Company consists of the following:

                  (a) Common Stock. A total of 37,500,000 authorized shares of Common Stock no par value of which approximately 13,000,000 shares are issued and outstanding.

                  (b) Options, Warrants, Reserved Shares. The Company has reserved sufficient shares of its Common Stock for possible issuance as Conversion Shares. Except for this Loan Agreement and the Warrant, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the capital stock of the Company. Apart from the exceptions noted in this Section 7.2, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of Company or any other person), pursuant to any agreement or commitment of Company.

                  (d) Outstanding Security Holders. Section 7.2(d) of the Disclosure Schedule sets forth a complete list of all outstanding shareholders of record, option holders and other security holders of the Company as of the Effective Date.

                  7.3. Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

                  7.4. Due Authorization; Consents. All corporate action on the part of the Company, its officers, directors and shareholders has been taken that is necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of the Company under this Loan Agreement, (b) the authorization, execution and delivery of the Other Transaction Documents, (c) the authorization, issuance, reservation for issuance and delivery of all of the Conversion Shares and (d) the authorization, issuance, reservation for issuance and


CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 13
delivery of all of the equity securities issuable upon exercise of the Warrant. This Loan Agreement and the Other Transaction Documents each constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. All consents, approvals and authorizations of, and registrations, qualifications and filings with, any federal or state governmental agency, authority or body, or any third party, required in connection with the execution, delivery and performance of this Loan Agreement and the Other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been obtained.

                  7.5. Valid Issuance of Stock. The outstanding shares of the capital stock of Company are duly and validly issued, fully paid and non assessable, and such shares of such capital stock, and all outstanding options and other securities of the Company have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "ACT"), and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including, without limitation, anti-fraud provisions.

                  7.6. Liabilities. The Company has no material (as defined in Section 7.9) indebtedness for borrowed money that the Company has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable other than such indebtedness as disclosed in the Financial Statements (as defined in Section 7.17).

                  7.7. Title to Properties and Assets. The Company has good and marketable title to its properties and assets (including, without limitation, all of the Collateral) held in each case subject to no Lien of any kind except for Liens for taxes that are not yet due and payable or, in the case of leased real property, easements and other rights or restrictions of record that do not materially impair the use or value of such property to the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of the Company's knowledge, the Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

                  7.8. Status of Proprietary Assets.

                           (a)      Ownership.  The Company has full title and
ownership of, or has license to, all Proprietary Assets necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted without any conflict with or infringement of the rights of others. To the best of the Company's knowledge, Section 7.8 of the Disclosure Schedule lists all of the material Proprietary Assets. To the best of the Company's knowledge, no third party has any ownership right, title, interest, claim in or Lien on any of the Company's Proprietary Assets and the Company has taken, and in the future the Company will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its


CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 14

Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

                           (b)      Licenses; Other Agreements.  The Company
has not granted, and, to the best of the Company's knowledge, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of Company, nor is Company bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. The Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

                           (c)      No Infringement.  To the best of the
Company's knowledge, the Company has not violated or infringed, and is not currently violating or infringing, and the Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity.

                           (d)      No Breach by Employee.  The Company is not
aware that any employee or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. The carrying on of the Company's business by the employees and contractors of the Company and the conduct of the Company's business as presently proposed, will not, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or the Company is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any employees of or consultants to the Company (or persons the Company currently intends to hire) made prior to their employment by the Company. To the best of the Company's knowledge, at no time during the conception of or reduction of any of the Company's Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company's rights in such Proprietary Assets.

                  7.9. Material Contracts and Obligations. All agreements, contracts, leases, licenses, instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which the Company is a party or by which it is bound, excluding nondisclosure agreements and noncompetition agreements in favor of the Company, that are (a) material to the conduct and operations of its business and properties; (b) involve any of the officers, directors, employees or shareholders of the Company; or (c) obligate the Company to share, license or develop any product or technology are listed in Section 7.9 of the Disclosure Schedule and have been made available for inspection by EFC and its counsel. For purposes of this Section 7.9 and


CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 15

Section 7.6, "material" shall mean any agreement, contract, indebtedness, liability or other obligation either: (x) having an aggregate value, cost or amount in excess of $20,000, or (y) not terminable by the Company upon thirty days notice.

                  7.10. Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("ACTION") pending (or, to the best of the Company's knowledge, currently threatened) against the Company, its activities, properties or assets or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of the Company. To the best of the Company's knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the Company. By way of example but not by way of limitation, there are no Actions pending or, to the best of the Company's knowledge, threatened (or any basis therefor known to the Company) relating to the prior employment of any of the Company's employees or consultants, their use in connection with the Company's business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate.

                  7.11. Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any US., federal or state governmental authority on the part of Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Effective Date.

                  7.12. Compliance with Other Instruments. The Company is not in, nor will the conduct of its business as proposed to be conducted result in, any violation, breach or default of any term of the Company's Articles of Incorporation (the "ARTICLES") or the Company's bylaws (the "BYLAWS") or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it may be bound, or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company. The execution, delivery and performance of and compliance with this Loan Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Articles or Bylaws, or any agreement or contract of the Company, or, to the best of the Company's knowledge, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

                  7.13. Disclosure. No representation or warranty by the Company in this Loan Agreement or in any statement or certificate signed by any officer of the Company furnished or to be furnished to EFC pursuant to this Loan Agreement contains or will contain any untrue


CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 16
statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

                  7.14. Reserved.

                  7.15. Reserved.

                  7.16. Insurance. The Company has obtained, or will obtain (within 15 days of the Effective Date) and will maintain, fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

                  7.17. Financial Statements. Section 7.17 of the Disclosure Schedule sets forth an audited balance sheet of the Company dated September 30, 1997, an audited income statement and statement of changes in cash flows of the Company for its fiscal year ended September 30, 1997; and an unaudited balance sheet of the Company dated March 31, 1998 (the "BALANCE SHEET DATE"), an unaudited income statement of the Company for the period ended March 31, 1998 (all such financial statements being collectively referred to herein as the "FINANCIAL STATEMENTS"). Such Financial Statements (a) are in accordance with the books and records of the Company, (b) are true, correct and complete and present fairly the financial condition of the Company at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as to the unaudited financial statements, for the omission of notes thereto and normal year-end audit adjustments. Specifically, but not by way of limitation, the respective balance sheets of the Financial Statements disclose all of the Company's material debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates (including, without limitation, absolute liabilities, accrued liabilities, and contingent liabilities) to the extent such debts, liabilities and obligations are required to be disclosed in accordance with generally accepted accounting principles. The Company has good and marketable title to all assets set forth on the balance sheets of the Financial Statements, except for such assets as have been spent, sold or transferred in the ordinary course of business since their respective dates.

                  7.18. Certain Actions. Except as set forth on Section 7.18 of the Disclosure Schedule, since the Balance Sheet Date, the Company has not: (a) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (b) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $20,000 or in excess of $30,000 in the aggregate; (c) made any loans or advances to any person (other than employees, officers, directors, shareholders, or contractors) in excess of $5,000; (d) made any loans or advances to any employee, officer, director, shareholder or contractor, other than ordinary advances for travel expenses; (e) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of its business; or (f) entered into any transactions, individually in excess of $20,000, with any of its officers, directors or employees or any entity controlled by any of such individuals.



CONVERTIBLE LOAN, WARRANT
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

                  7.19. Activities Since Balance Sheet Date. Since the Balance Sheet Date, there has not been:

                  (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as presently conducted and as presently proposed to be conducted);

                  (b) any waiver by the Company of a valuable right or of a material debt owed to it;

                  (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except such a satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of the Company;

                  (d) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Loan Agreement;

                  (e) any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director not approved by the Company's Board of Directors; or

                  (f) to the Company's knowledge, any other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company.

                  7.20. Tax Matters. The provisions for taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company, whether or not assessed or disputed as of the date of each such balance sheet. There have been no examinations or audits of any tax returns or reports by any applicable federal, state or local governmental agency. The Company has duly filed all federal, state, county and local tax returns required to have been filed by it and paid all taxes shown to be due on such returns. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

                  7.21. Tax Elections. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "CODE"), to be treated as an "S" corporation or a collapsible corporation pursuant to Section 341(f) or
Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material affect on the Company, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or material assets.



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AND SECURITY AGREEMENT - Page 18

                  7.22. Invention Assignment and Confidentiality Agreement. When required by Article 6, each employee and officer of the Company shall have entered into and executed an Invention Assignment and Confidentiality Agreement substantially in the form attached to this Loan Agreement as Exhibit E or an employment or consulting agreement containing substantially similar terms and such agreement shall be in full force and effect. When required by Article 6, each consultant and contractor with access to the Proprietary Assets shall have entered into and executed an agreement mutually acceptable to EFC and the Company and such agreement shall be in full force and effect.

                  7.23. Environmental Matters. During the period that the Company has owned or leased its properties and facilities, (a) there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities, (b) neither the Company nor, to the Company's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials. The Company has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities. For purposes of this Loan Agreement, the terms "disposal", "release", and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Section, "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is regulated under, or defined as a "hazardous substance", "pollutant", "contaminant", "toxic chemical", "hazardous material", "toxic substance", or "hazardous chemical" under (1) CERCLA; (2) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (3) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (4) the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq.; (5) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (6) regulations promulgated under any of the above statutes; or (7) any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above.

                  7.24. Interested Party Transactions. Except as set forth on
Section 7.24 of the Disclosure Schedule, to the best knowledge of the Company, no officer or director of the Company or any of its Affiliates or "associates" (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of any such person has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, technology, intellectual or other property rights or services; or (b) any contract or agreement to which the Company is a party or by which it may be bound or affected.

                  7.25. Stock Restriction Agreements. Except as set forth on
Section 7.25 of the Disclosure Schedule, each person who, pursuant to any benefit, bonus or incentive plan of the Company, holds any currently outstanding shares of common stock or other securities of the Company or any option, warrant or right to acquire such shares or other securities, has entered into or is otherwise bound by, an agreement granting the Company (a) the right to repurchase the




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




shares for the original purchase price, or to cancel the option, warrant or right, in the event the holder's employment or services with the Company terminate for any reason, subject to release of such repurchase or cancellation right on terms and conditions specified by the Board of Directors of the Company, and (b) a right of first refusal with respect to all such shares. The Company has furnished to EFC true and complete copies of the forms of all such stock restriction agreements.

                  7.26. Business Plan. The business plan, including certain supplementary materials regarding its business, operations, and the used oil rerefining industry, prepared by the Company and delivered to EFC at or prior to the date hereof (the "BUSINESS PLAN") was prepared in good faith and is not materially misleading.

         8. REPRESENTATIONS AND WARRANTIES OF EFC. EFC represents and warrants to the Company as follows:

                  8.1. Investigation; Economic Risk. EFC acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with its officers. EFC further acknowledges having had access to information about the Company that it has requested. EFC acknowledges that it is able to fend for itself in the transactions contemplated by this Loan Agreement and has the ability to bear the economic risks of its investment pursuant to this Loan Agreement.

                  8.2. Purchase for Own Account. The Warrant and the securities issuable upon exercise or conversion thereof, the Note, and the Conversion Shares will be acquired for EFC's own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

                  8.3. Exempt from Registration; Restricted Securities. EFC understands that the sale of the Note, the Warrant and the securities issuable upon exercise or conversion thereof, and the Conversion Shares will not be registered under the Act on the ground that the sale provided for in this Loan Agreement is exempt from registration under of the Act, and that the reliance of the Company on such exemption is predicated in part on EFC's representations set forth in this Loan Agreement. EFC understands that the Warrant and the securities issuable upon exercise or conversion thereof, the Note, and the Conversion Shares are restricted securities within the meaning of Rule 144 under the Act, and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

                  8.4 Due Authorization; Consents. All corporate action on the part of EFC, its officers, directors and shareholders has been taken that is necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of EFC under this Loan Agreement and (b) the authorization, execution and delivery of the Other Transaction Documents. This Loan Agreement and the Other Transaction Documents each constitute a valid and binding obligation of EFC enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. All consents, approvals and authorizations of, and registrations, qualifications and filings with, any



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AND SECURITY AGREEMENT - Page 20
federal or state governmental agency, authority or body, or any third party, required in connection with the execution, delivery and performance of this Loan Agreement and the Other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been obtained.

         9.       COVENANTS OF THE COMPANY

         The Company covenants to EFC as follows:

                  9.1. Use of Loan Proceeds. The Company will use the proceeds from the Loan consistent with the Business Plan.

                  9.2 Implementation of Business Plan. The Company shall use its best efforts to take all necessary actions to implement and carry out the Business Plan.

                  9.3. No Further Liens. The Company will maintain good title to, or the right to use, the Collateral, as the case may be, free and clear of any Liens or restrictions on the transfer thereof except for Liens created pursuant to this Loan Agreement or approved by EFC in writing. In any case, the Liens granted to EFC hereby shall have priority over any other Liens or restrictions as to the Collateral. The Borrower will defend such title against the claims and demands of all persons and will not grant, create or permit to attach or exist any mortgage, pledge, lien, levy, charge or other encumbrance on, of or against any of the Collateral.

                  9.5. Place of Business. The Company shall maintain and keep its principal place of business and its chief executive office at 1467 LeMay, Suite 111, Carrollton, Texas 75007 and at no other location without prior written notice to EFC. The Borrower shall maintain and keep its records concerning the Collateral at such address and at no other location without prior written notice to EFC.

                  9.6. Inspection Rights. EFC and any person EFC may designate shall have the right to review all books and records, reports, accounts and other financial documents of the Company pertaining to the Collateral and to copy the same and to make excerpts therefrom, all at such reasonable times and as often as EFC may reasonably request, upon prior written notice to the Company, so long as such review and copying does not unreasonably interfere with the business of the Company and EFC agrees to keep confidential, and not disclose, except as may be required by law or court order, all information obtained during such review of a confidential or proprietary nature (and not otherwise known to EFC through other sources or publicly known).

                  9.7 Registration Rights Disclosure. Within thirty (30) days after the date hereof, the Company shall deliver to EFC a certificate signed by the Chief Executive Officer or the President of the Company certifying that the schedule attached thereto contains a true and correct list of each person or entity with rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority together with a brief description of each such rights for each listed person or entity.



CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 21

         10. DEFAULT. For purposes of this Loan Agreement, the term "DEFAULT" shall include any of the following:

                  (a) The Company's breach of any of the covenants set forth in
Section 9 of this Loan Agreement;

                  (b) The representations and warranties of the Company contained in this Loan Agreement and the Other Transaction Documents shall not have been true and correct in all material respects on the date such representations and warranties were made and on the date of each Drawdown;

                  (c) The Company's indebtedness for borrowed money is accelerated as a result of a default or breach of or under any agreement for such borrowed money, including but not limited to loan agreements, or material breach under any real property lease agreements and capital equipment lease agreements, by which Company is bound or obligated;

                  (d) The Company breaches any other agreement with EFC or EFC's Affiliates; and

                  (e) The filing of a petition in bankruptcy or under any similar insolvency law by the Company, the making of an assignment for the benefit of creditors, or if any voluntary petition in bankruptcy or under any similar insolvency law is filed against the Company and such petition is not dismissed within sixty (60) days after the filing thereof.

         Except for a Default pursuant to Section 10(d), upon each such Default, the Company shall have thirty (30) days to cure such Default after receipt of written notice of Default from EFC specifying the nature of the Company's Default. If the Company is unable to cure its Default within such thirty (30) day period, EFC may, at its option, accelerate repayment of the Outstanding Balance in which case the Outstanding Balance and all interest accrued thereon shall be due and payable immediately. Upon any Default of the Company hereunder, EFC will have full recourse against the Company and may pursue any legal or equitable remedies that has available to it. EFC shall have a full right of offset for any amounts due upon such a Default against any amounts (including royalties, if any) payable by EFC to the Company.

         11. STANDSTILL AGREEMENT. Unless otherwise agreed to in writing by the Company and except as otherwise provided for herein, neither EFC nor any Affiliate of EFC will acquire a beneficial interest in excess of 33 1/3% of the Common Stock prior to the later of (a) a Public Offering or (b) the termination of this Loan Agreement pursuant to Section 14.16 hereof.

         12. EFC's PARTICIPATION IN PLANT FINANCING. In the event the Company obtains third party financing of one or more rerefineries, whether by debt or equity financing ("PLANT FINANCING"), except for senior debt financing, EFC (directly or through its Affiliates) will have the right, but not the obligation, to invest at least $5,000,000 in one or both of the first two Plant Financings concurrently with and at the same valuation and upon the same terms as for the investor(s) in such Plant Financing(s).

         13.      FEES AND EXPENSES.


CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 22

                  13.1. Closing Fee. At the closing of the initial Drawdown, the Company shall pay to EFC a closing fee equal to $30,000 in the form of a cashier's or certified or check or by wire transfer in immediately available funds to an account designated by EFC.

                  13.2 Expenses. The Company shall pay all of EFC's legal and professional expenses associated with the transactions hereunder which were incurred after March 12, 1998 and prior to the date hereof.

         14.      MISCELLANEOUS.


                  14.1. Governing Law. This Loan Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Connecticut without regard to provisions regarding choice of laws.

                  14.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

                  14.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. This Loan Agreement and the rights and obligations therein may not be assigned by EFC without the written consent of the Company except to an Affiliate of EFC. This Loan Agreement and the rights and obligations therein may not be assigned by the Company without the written consent of EFC.

                  14.4. Entire Agreement. This Loan Agreement, the Other Transaction Documents and the Exhibits and Schedules hereto and thereto (all of which are hereby expressly incorporated herein by this reference) constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Loan Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

                  14.5. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Loan Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.


CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 23

                  To EFC:

                  HSB Engineering Finance Corporation
                  One State Street
                  Hartford, CT  06102
                  Attn:  John McManus
                  Tel:  (860) 722-5444
                  Fax:  (860) 722-5710

                  with copies to:

                  Gibson, Dunn & Crutcher LLP
                  333 South Grand Avenue
                  Los Angeles, CA  90071-3197
                  Attn:  Bradford P. Weirick, Esq.
                  Tel:  (213) 229-7765
                  Fax:  (213) 229-7520

                  To the Company:

                  Probex Corporation
                  1467 LeMay, Suite 111
                  Carrollton, Texas  75007
                  Attn:  Thomas Murray, Chief Executive Officer
                  Tel:  (972) 466-1555
                  Fax:  (972) 466-1556

                  with copies to:

                  Jenkens & Gilchrist, P.C.
                  1445 Ross Ave., Suite 3200
                  Dallas, Texas  75202-2799
                  Attn:  Robert W. Dockery, Esq.
                  Tel:  (214) 855-4163
                  Fax:  (214) 855-4300

                  Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 14.5 by giving the other party written notice of the new address in the manner set forth above.

                  14.6. Amendments. Any term of this Loan Agreement may be amended only with the written consent of Company and EFC.


CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 24

                  14.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to EFC, upon any breach or default of any party hereto under this Loan Agreement, shall impair any such right, power or remedy of the Company, or EFC nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or EFC of any breach of default under this Loan Agreement or any waiver on the part of the Company or EFC of any provisions or conditions of this Loan Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Loan Agreement, or by law or otherwise afforded to the Company or EFC shall be cumulative and not alternative.

                  14.8. Legal Fees. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Loan Agreement or any securities of the Company issued or to be issued, the prevailing party, shall be paid by the other party a reasonable sum for attorney's fees and expenses for such prevailing party.

                  14.9. Finder's Fees. Each party (a) represents and warrants to the other party hereto that it has retained no finder or broker in connection with the transactions contemplated by this Loan Agreement, and (b) hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder's fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

                  14.10. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Loan Agreement are for convenience of reference only and are not to be considered in construing this Loan Agreement.

                  14.11. Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  14.12. Severability. Should any provision of this Loan Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Loan Agreement.

                  14.13. Protection of Confidential Information. Confidential or proprietary information disclosed by either party under this Loan Agreement, as well as the terms of this Loan Agreement and EFC's investment in the Company (subject to Sections 14.14 below), shall be considered confidential information (the "CONFIDENTIAL INFORMATION") and shall not be disclosed by the Company or EFC to any third party. The Company or EFC shall immediately notify the other party of any information that comes to its attention which might indicate that there has been a loss of confidentiality with respect to the Confidential Information. In the event that the Company or EFC is requested or becomes legally compelled (by statute or regulation or by oral questions, interrogatories, request for information or documents, subpoena, criminal or



CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 25
civil investigative demand or similar process, including without limitation, in connection with any public or private offering of the Company's capital stock) to disclose any of the Confidential Information, such party (the "DISCLOSING PARTY") shall provide the other party (the "NON-DISCLOSING PARTY") with prompt written notice of that fact so that the other party may seek (with the cooperation and reasonable efforts of the Disclosing Party) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information to the extent reasonably requested by the Non-Disclosing Party. The provisions of this Section 14.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transaction contemplated hereby or such other information as may be protected by separate nondisclosure agreements.

                  14.14 Disclosure of Terms; Press Releases. Notwithstanding the provisions of Section 14.13 above, from and after the Closing, the Company may disclose the existence and amount of this Loan Agreement and EFC's investment in the Company. The Company shall not issue any press release or make any other announcement to the general public or in any professional or trade publication regarding this Loan Agreement or any of the terms hereof without the prior consent of EFC, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, EFC may disclose its investment in the Company to third parties or to the public at its discretion, and the Company shall have the right to disclose to third parties any such information disclosed by EFC in a press release or other public announcement. If the Company or EFC determines that any disclosure not otherwise authorized by this Loan Agreement is required by law or regulation, then the provisions of Section 14.13 regarding disclosure of Confidential Information by a Disclosing Party shall govern.

                  14.15 Dispute Resolution. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Loan Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

                  14.16 Term and Termination. The term of this Loan Agreement shall begin on the Effective Date and shall terminate on the date of Maturity, provided that this Loan Agreement may be earlier terminated by the Company ("TERMINATION") five (5) business days after receipt by EFC of notice of the Company's election to terminate this Loan Agreement, provided that the Company has either (i) repaid the Outstanding Balance (unless converted by EFC pursuant to Section 5.1) and all unpaid interest accrued thereon or (ii) has satisfied the


CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 26

 Mandatory Conversion Criteria on the date of EFC's receipt of such notice, in which case this Loan Agreement may be terminated upon (a) issuance of the Conversion Shares in exchange for cancellation of the Outstanding Balance and surrender and cancellation of the Warrant and (b) repayment of all unpaid interest accrued on the Outstanding Balance. Upon receipt of notice of the Company's election to terminate this Loan Agreement pursuant to clause (ii) above, interest on the Outstanding Balance shall cease to accrue, EFC shall surrender the Warrant within five (5) business days thereafter for cancellation, whereupon the Company shall issue the Conversion Shares within three (3) business days thereafter. Upon any Termination hereunder, EFC shall return the Collateral and release its security interests pursuant to Section 4.5.

                  14.17 Binding Effect. Notwithstanding the provisions above, neither this Loan Agreement nor any of the Other Transaction Documents shall be binding upon either party until the Company successfully conducts an Acceptance Test on crankcase used oil, except for the definitions; the requirements to execute and deliver the Other Transaction Documents and the certificates described herein, as appropriate; the standstill agreement set forth in Section 11; and the provisions of Sections 14.1 to 14.15.


                            [SIGNATURES ON NEXT PAGE]

CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 27

                  IN WITNESS WHEREOF, the parties have executed this Convertible Loan, Warrant and Security Agreement to be effective as of the date first above written.


HSB ENGINEERING FINANCE CORPORATION,
A DELAWARE CORPORATION



By:    /s/ JOHN McMANUS
     ------------------------------------------------
     Name:    John McManus
           ------------------------------------------
     Title:   VP and Counsel
             ----------------------------------------


PROBEX CORPORATION,
A COLORADO CORPORATION



By:    /s/ THOMAS G. MURRAY
     ------------------------------------------------
     Name:    Thomas G. Murray
           ------------------------------------------
     Title:   CEO
             ----------------------------------------



By:     /s/ ALEX D. PASPIT
     ------------------------------------------------
     Name:    Alex D. Paspit
           ------------------------------------------
     Title:   President
             ----------------------------------------


CONVERTIBLE LOAN, WARRANT
AND SECURITY AGREEMENT - Page 28

                                                                    EXHIBIT A




                       CONVERTIBLE SECURED PROMISSORY NOTE

$1,500,000                                                        Dallas, Texas

                                                                   June 30, 1998

FOR VALUE RECEIVED, Probex Corporation ("Debtor"), promises to pay to the order of HSB Engineering Finance Corporation ("EFC"), the principal sum of one million five hundred thousand and no/100 Dollars ($1,500,000.00) or such lesser amount as is advanced to the Debtor from time to time and to pay interest on the unpaid outstanding principal of this Convertible Secured Promissory Note (this "Note"), in accordance with Section 2 of this Note. This Note is delivered in connection with that certain Convertible Loan, Warrant and Security Agreement of even date (the "Loan Agreement") between Debtor and EFC.

         1. Maturity. To the extent not previously cancelled in accordance with the Loan Agreement, the Company shall repay the unpaid principal outstanding balance and unpaid accrued interest on June 30, 2000 (the "Maturity Date"); provided, however, that earlier repayment may be required pursuant to the Loan Agreement. All payments received shall be applied first against costs of collection (if any), then against accrued and unpaid interest, then against principal.

         2. Interest. Interest shall begin to accrue on the unpaid principal balance of this Note, if any, commencing on the date EFC transfers funds to Debtor pursuant to this Note and the Loan Agreement (the "Drawdown") and continuing until the day prior to repayment of this Note in full at the rate of fifteen percent (15%) per annum calculated on the basis of a 360 day year and actual days elapsed.

         3. Prepayment; Acceleration. Debtor may elect to prepay any portion of the unpaid principal balance and all accrued interest without penalty; provided, that no prepayment shall be for less than $150,000 of the unpaid principal balance, unless the unpaid principal balance is less than $150,000 in which case the prepayment shall not be less than the unpaid principal balance plus accrued interest. All prepayments shall be applied in the order provided in Section 1. The unpaid principal balance of this Note is subject to acceleration as set forth in the Loan Agreement. Following any such acceleration, in addition to EFC's rights with respect to the collateral described in the Loan Agreement, EFC will have full recourse against any tangible or intangible assets of Debtor, and may pursue any legal or equitable remedies that are available to it.

         4. Default. Debtor will be deemed to be in default hereunder and the unpaid principal balance of this Note, together with all accrued interest thereon, will become immediately due and payable on any Default under this Note or the Loan Agreement.

         5. Restrictive Covenant. Debtor will not, directly or indirectly, create, assume, guarantee or otherwise become liable for any other secured indebtedness unless such secured indebtedness is made by its terms (or on terms governing such secured indebtedness) expressly subordinated to this Note.

         6. Miscellaneous.

            (a) Debtor hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of any security given from time to time for this Note, or other cause of release or discharge other than actual payment in full hereof.

            (b) EFC shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by EFC and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of EFC to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by EFC of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

            (c) Time is of the essence hereof. Upon any default hereunder, EFC may exercise all rights and remedies provided for herein and by law or equity, including, but not limited to, the right to immediate payment in full of this Note.

            (d) The remedies of EFC as provided herein, or any one or more of them, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at EFC's sole discretion, and may be exercised as often as occasion therefor shall occur.

            (e) It is expressly agreed that if this Note is referred to an attorney or if suit is brought to collect or interpret this Note or any part hereof or to enforce or protect any rights conferred upon EFC by this Note or any other document evidencing or securing this Note, then Debtor promises and agrees to pay all costs, including attorneys' fees, incurred by EFC.

            (f) If any provisions of this Note would require Debtor to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, Debtor shall instead pay interest under this Note at the highest rate permitted by applicable law.

            (g) This Note shall be governed by and construed in accordance with and the laws of the State of Connecticut applicable to contracts wholly made and performed in the State of Connecticut.


                                       2


CONVERTIBLE SECURED
PROMISSORY NOTE

            (h) Notwithstanding the foregoing provisions, pursuant to Section
14.17 of the Loan Agreement, this Note shall not be an enforceable obligation of Debtor until Debtor successfully conducts an Acceptance Test (as defined in the Loan Agreement) on crankcase used oil, in which event this Note shall be deemed to have been effective and binding as of the date hereof.


                            [SIGNATURE ON NEXT PAGE]


                                       3


CONVERTIBLE SECURED
PROMISSORY NOTE

         IN WITNESS WHEREOF, Debtor has executed this Convertible Secured Promissory Note as of the date first above written.



PROBEX CORPORATION,
A COLORADO CORPORATION



By:
     ------------------------------------------------
     Name:
            -----------------------------------------
     Title:
            -----------------------------------------




By:
     ------------------------------------------------
     Name:
            -----------------------------------------
     Title:
            -----------------------------------------







                                       4

CONVERTIBLE SECURED
PROMISSORY NOTE